Exhibit 99.2

Hi-Crush Blair LLC
Financial Statements
As of and For the Year Ended December 31, 2015

HI-CRUSH BLAIR LLC

Independent Auditor's Report

To the Member and Management of Hi-Crush Blair LLC

We have audited the accompanying financial statements of Hi-Crush Blair LLC (the “Company”), which comprise the balance sheet as of December 31, 2015, and the related statements of operations, member capital, and cash flows for the year then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Crush Blair LLC as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 8, 2016

HI-CRUSH BLAIR LLC
Balance Sheet
(In thousands)

December 31, 2015
Assets
Current assets:
Cash	$640
Prepaid expenses and other current assets	336
Total current assets	976
Property, plant and equipment	117,057
Other assets	900
Total assets	$118,933
Liabilities and Member Capital
Current liabilities:
Accounts payable	$13,178
Accounts payable - related party, net	171
Accrued and other current liabilities	89
Due to member	105,250
Total current liabilities	118,688
Member capital	245
Total liabilities and member capital	$118,933

The accompanying notes are an integral part of these financial statements.

HI-CRUSH BLAIR LLC
Statement of Operations
(In thousands)

Year Ended December 31, 2015
Operating costs and expenses:
General and administrative expenses	$2,525
Loss from operations	(2,525)
Other income (expense):
Interest expense	(94)
Net loss	$(2,619)

The accompanying notes are an integral part of these financial statements.

HI-CRUSH BLAIR LLC
Statement of Member Capital
(In thousands)

Member Capital
Balance at December 31, 2014	$77
Capital contribution	2,787
Net loss	(2,619)
Balance at December 31, 2015	$245

The accompanying notes are an integral part of these financial statements.

HI-CRUSH BLAIR LLC
Statement of Cash Flows
(In thousands)

December 31, 2015
Operating activities:
Net loss	$(2,619)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,141
Other assets	(900)
Accounts payable	(71)
Accounts payable - related party, net	(2,306)
Accrued liabilities and other current liabilities	88
Net cash used in operating activities	(3,667)
Investing activities:
Capital expenditures for property, plant and equipment	(59,122)
Net cash used in investing activities	(59,122)
Financing activities:
Member financing, net	63,266
Net cash provided by financing activities	63,266
Net increase in cash	477
Cash:
Beginning of period	163
End of period	$640

Non-cash investing and financing activities:
Increase in accounts payable and accrued and other current liabilities for additions to property, plant and equipment	$12,079
Expenses paid by Member on behalf of Hi-Crush Blair LLC	2,787
Cash paid for interest	$94

The accompanying notes are an integral part of these financial statements.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

1. Business and Organization
Hi-Crush Blair LLC (the "Company" or "Blair") is a Delaware limited liability company formed by Hi-Crush Proppants LLC (the "Member") on July 31, 2014, engaged in the excavation and processing of raw frac sand for use in hydraulic fracturing operations for oil and natural gas wells.
In 2014, the Company purchased land near Blair, Wisconsin and during 2015 the Company commenced construction of a 1,285-acre sand processing plant ("Blair facility") with integrated rail infrastructure. As of December 31, 2015, the Blair facility contained 120.1 million tons of proven recoverable reserves of frac sand. The Blair facility was completed and operational in the first quarter of 2016, with a plant processing capacity of approximately 2,860,000 tons of 20/100 frac sand per year and an implied reserve life of 42 years.

2. Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates relate to our estimates and assumptions for our mineral reserves and its impact on calculating our depreciation and depletion expense under the units-of-production depreciation method, assessing potential impairment of long-lived assets, estimating potential loss contingencies and the estimated cost of future asset retirement obligations. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.
Property, Plant and Equipment
Additions and improvements occurring through the normal course of business are capitalized at cost. When assets are retired or disposed of, the cost and the accumulated depreciation and depletion are eliminated from the accounts and any gain or loss is reflected in the income statement. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of machinery and equipment which has not been placed in service.
Mine development costs include engineering, mineralogical studies, drilling and other related costs to develop the mine, the removal of overburden to initially expose the mineral and building access ways. Exploration costs are expensed as incurred and classified as exploration expense. Capitalization of mine development project costs begins once the deposit is classified as proven and probable reserves.
Drilling and related costs are capitalized for deposits where proven and probable reserves exist and the activities are directed at obtaining additional information on the deposit or converting non-reserve minerals to proven and probable reserves and the benefit is to be realized over a period greater than one year.
Mining property and development costs are amortized using the units-of-production method on estimated measured tons in in-place reserves. The impact of revisions to reserve estimates is recognized on a prospective basis.
Capitalized costs incurred during the year for major improvement and capital projects that are not placed in service are recorded as construction-in-progress. Construction-in-progress is not depreciated until the related assets or improvements are ready to be placed in service. We capitalize interest cost as part of the historical cost of constructing an asset and preparing it for its intended use. These interest costs are included in the property, plant and equipment line in the balance sheet.
Fixed assets other than plant facility and buildings associated with productive, depletable properties are carried at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	3-5 years
Furniture and fixtures	7 years
Vehicles	5 years
Equipment	5-10 years
Rail spur	30 years

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

Plant facility and buildings associated with productive, depletable properties that contain frac sand reserves are carried at historical cost and are depreciated or depleted using the units-of-production method. Units-of-production rates are based on the amount of proved developed frac sand reserves that are estimated to be recoverable from existing facilities using current operating methods.
As of December 31, 2015, the Company was still developing the Blair facility and none of the assets were placed into service.
Fair Value of Financial Instruments
The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts payable, and accrued and other liabilities approximate fair value due to the short-term maturities of these instruments.
Income Taxes
The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its member in accordance with the operating agreement. At December 31, 2015, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit.
Recent Accounting Pronouncements
In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-15, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity’s ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the future disclosure requirements under this guidance.
In May 2014, the FASB issued ASU 2014-09, an update that supersedes most current revenue recognition guidance, as well as some cost recognition guidance. The update requires that an entity recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update also requires new qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, information about contract balances and performance obligations, and assets recognized from costs incurred to obtain or fulfill a contract. The authoritative guidance, which may be applied on a full retrospective or modified retrospective basis whereby the entity records a cumulative effect of initially applying this update at the date of initial application, will be effective for the Company beginning January 1, 2017. Early adoption is not permitted. The Company is currently evaluating the potential method and impact of this authoritative guidance on its Financial Statements.

3. Property, Plant and Equipment
Property, plant and equipment consisted of the following:

December 31, 2015
Mining property and mine development	$24,333
Construction-in-progress	92,724
Property, plant and equipment	$117,057
As of December 31, 2015, the Blair facility was under construction. As such, no depreciation expense was incurred during the year ended December 31, 2015.

4. Member Capital
Hi-Crush Proppants LLC paid $2,787 of expenses on behalf of Blair during the year ended December 31, 2015. Such costs are recognized as non-cash capital contributions in the accompanying financial statements.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

5. Related Party Transactions
During the year ended December 31, 2015, the Company incurred $856 of management and administrative service expenses from a subsidiary of Hi-Crush Proppants LLC. The Company maintained accounts payable, related party of $171 as of December 31, 2015.
Through December 31, 2015, the Company received net financing of $105,250 from Hi-Crush Proppants LLC, the sole member of Hi-Crush Blair LLC. Such funds, are reflected under the caption "Due to member" on the accompanying balance sheet and were used to pay for the construction of the Blair facility and working capital purposes. The financing does not bear interest and has no repayment plan in place.

6. Commitments and Contingencies
The Company has entered into royalty agreements under which the Company is committed to pay royalties on sand sold and paid for. Royalty expense is recorded as the sand is sold and the royalty payment is paid based on sand volumes sold and paid for by the customer. No royalty expense was incurred in 2015.
Beginning in the year 2021, the Company is obligated to pay an annual payment of $300 for municipal services and administrative services.
As of December 31, 2015, the Company had approximately $9,300 of remaining contractual commitments for construction of the Blair facility. Construction was completed in the first quarter of 2016.
From time to time, the Company may be subject to various claims and legal proceedings which arise in the normal course of business. Management is not aware of any legal matters that are likely to have material adverse effect on the Company’s financial position, results of operations or cash flows.

7. Subsequent Events
No subsequent events have taken place during the period from December 31, 2015 through August 8, 2016, which is the date the financial statements were available to be issued.